UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2022

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2022, ChromaDex, Inc. (the “Company”) and Société des Produits Nestlé SA, a société anonyme organized under the laws of Switzerland (“NHSc”), as successor-in-interest to NESTEC Ltd., entered into an amended and restated supply agreement (the “Supply Agreement”), which amends and restates that certain supply agreement, dated December 19, 2018, entered into by the Company and NESTEC Ltd. (the “Original Supply Agreement”). Pursuant to the Supply Agreement, NHSc and its affiliates will exclusively purchase nicotinamide riboside chloride (“NRCL”) from the Company and NHSc and its affiliates will have the non-exclusive right to manufacture, market, distribute, and sell products using NRCL for human use in the (i) medical nutritional, (ii) functional food and beverage and (iii) multi-ingredient dietary supplements categories sold under one of the NHSc brands (the “Approved Products”) world-wide, but excluding certain countries and ingredient combinations as set forth in the Supply Agreement. Under the Original Supply Agreement, NESTEC Ltd. did not have the rights to sell NRCL as a supplement. Subject to certain conditions, after the period set forth in the Supply Agreement, the Company has the ability to modify the list of excluded territories and/or ingredient combinations (other than with respect to the United States) if the Company has an opportunity to grant exclusive marketing, distribution or sale rights to a third party for a particular territory.

As consideration for the rights granted to NHSc under the Supply Agreement, NHSc agreed to an initial purchase commitment of NRCL equal to $1.975 million. The Supply Agreement additionally provides that, after satisfaction of the initial purchase commitment, additional purchases of NRCL will be at tiered sales prices, depending on the volume of purchases in any contract year. In addition, the Supply Agreement provides for NHSc to pay a royalty to the Company at tiered percentage rates in the low-single digits based on worldwide annual net sales of the Approved Products, subject to certain deductions. In addition, the Supply Agreement provides for NHSc to pay the Company one-time milestone payments in the low seven figures depending on whether  NHSc achieves certain net sales targets in any contract year.

The term of the Supply Agreement is five years and is subject to automatic extension for an additional one year period if NHSc purchases a certain minimum amount of NRCL before the end of the initial term. Thereafter, the Supply Agreement shall be automatically extended for subsequent one-year periods subject to NHSc’s purchase of an additional minimum amount of NRCL to be agreed to by the parties.  The Supply Agreement may be terminated by (i) a party for cause if the other party commits a material breach of the Supply Agreement and does not cure such breach within 30 days following such party’s receipt of written notice; (ii) a party immediately upon the giving of written notice if the other party files a petition for bankruptcy, is adjudicated bankrupt, takes advantage of the insolvency laws of any state, territory or country, or has a receiver, trustee, or other court officer appointed for its property; or (iii) a party if a force majeure event with respect to the other party shall have continued for 90 days or is reasonably expected to continue for more than 180 days. Additionally, NHSc may terminate the Supply Agreement at any time upon twelve (12) months advance written notice to the Company.

Upon the termination of the Supply Agreement, NHSc may for a limited time complete and sell any work-in-progress and inventory of Approved Products that exist as of the effective date of termination in accordance with the terms of the Supply Agreement (unless the Company terminates the Supply Agreement based on a clause (i) in the paragraph above).

The foregoing is only a summary of the material terms of the Supply Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which will be filed  with the Securities and Exchange Commission as an exhibit to ChromaDex Corporation’s Annual Report on Form 10-K for the year ending December 31, 2022.

Securities Purchase Agreement

Concurrent with the entry into the Supply Agreement, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with NHSc, pursuant to which NHSc agreed to purchase 3,816,794 shares (the “Shares”) of the Company’s common stock, based on the volume weighted average price of the Company’s common stock for the ten trading days preceding October 10, 2022, for an aggregate purchase price of $5 million. A copy of the Securities Purchase Agreement is attached as Exhibit 10.1.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the parties.

Item 7.01 Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release announcing the Supply Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The offering described in Item 1.01 above is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission, or SEC, on June 12, 2020, which became effective on June 26, 2020 (File No. 333-239144) and a related prospectus supplement.

A copy of the legal opinion and consent of Cooley LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP
10.1*	Securities Purchase Agreement, dated as of October 10, 2022, by and between the Company and NHSc
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release
104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: October 11, 2022

	By:	/s/ Brianna Gerber
Name: Brianna Gerber
Title: Interim Chief Financial Officer